As filed with the Securities and Exchange Commission on May 19, 2009
Registration No. 333-55886

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

POST-EFFECTIVE AMENDMENT
TO FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________
ATHEROGENICS, INC.
(Exact name of registrant as specified in its charter)

Georgia	58-2108232
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

8995 Westside Parkway
Alpharetta, GA  30009
(678) 336-2500
 (Address, including zip code, and telephone number,
including area code, of Registrants’ principal executive offices)
_______________

AtheroGenics, Inc. Equity Ownership Plan
 (Full title of the plan)
_______________

Charles A Deignan
President, Chief Financial Officer and Secretary
AtheroGenics, Inc.
8995 Westside Parkway
Alpharetta, GA  30009
(678) 336-2500
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☐                                                                Accelerated filer  ☐                                           Non-accelerated filer  ☐        Smaller reporting company  ☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the Form S-8 Registration Statement, Registration No. 333-55886, filed on February 20, 2001, (the “Registration Statement”) pertaining to the common stock of AtheroGenics, Inc. (“AtheroGenics”).

As previously disclosed, AtheroGenics has been in bankruptcy proceedings and has filed a plan of liquidation in the United States Bankruptcy Court for the Northern District of Georgia (the “Bankruptcy Court”).  Upon the Bankruptcy Court’s approval of AtheroGenics’ plan of liquidation, AtheroGenics will distribute its cash and cash equivalents to its creditors and once this distribution is completed, AtheroGenics’ corporate existence will be terminated and its shares of common stock will be cancelled.  As a result of the bankruptcy proceedings, AtheroGenics has terminated all offerings of its securities pursuant to its existing registration statements, including the Registration Statement.  Accordingly, AtheroGenics hereby removes and withdraws from registration all securities registered pursuant to the Registration Statement that remain unissued.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf, thereunto duly authorized.

AtheroGenics, Inc.

By: /s/CHARLES A. DEIGNAN
Name: Charles A. Deignan
Title: President, Chief Financial Officer and Secretary